Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of First Busey Corporation of our reports dated February 28, 2017, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of First Busey Corporation for the year ended December 31, 2016.

We also consent to the reference to our firm under the captions “Experts” in such Registration Statement.

/s/ RSM US LLP

Champaign, Illinois

March 15, 2017